Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Electronic Arts Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333‑39432, 333‑44222, 333‑67430, 333‑99525, 333‑107710, 333‑117990, 333‑127156, 333‑131933, 333‑138532, 333‑145182, 333‑148596, 333‑152757, 333‑161229, 333‑168680, 333‑176181, 333‑183077, and 333‑190355) and the registration statement on Form S-3 (No. 333-177824) of Electronic Arts Inc. (the Company) of our reports dated May 21, 2014, with respect to the consolidated balance sheets of Electronic Arts Inc. as of March 29, 2014 and March 30, 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 29, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 29, 2014, which reports appear in the March 29, 2014 annual report on Form 10‑K of the Company.
/s/ KPMG LLP
Santa Clara, California
May 21, 2014